Exhibit 99.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of Madison BancShares, Inc. on Form 10-KSB for the year ended December 31, 2002 as filed with the Securities and Exchange Commission (the “Report”), I, Martin W. Gladysz, Chief Financial Officer and Treasurer of Madison BancShares, Inc., certify, pursuant to 18 U.S.C.§ 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Madison BancShares as of and for the period covered by the report.

Date: March 10, 2003	By:	/s/ MARTIN W. GLADYSZ

Martin W. Gladysz, Chief Financial Officer and Treasurer